Exhibit 10.2

The Finish Line, Inc.

2009 Incentive Plan

Non-Qualified Stock Option Award Agreement

Name of Participant:  __________________________

I am pleased to inform you that the Compensation and Stock Option Committee of the Board of Directors of The Finish Line, Inc. (the “Committee”) has approved a grant to you of an Award of Non-Qualified Stock Options of The Finish Line, Inc., an Indiana corporation (the “Company”), as described in this The Finish Line, Inc. 2009 Incentive Plan Non-Qualified Stock Option Agreement, which includes Exhibit A to this Agreement (this “Agreement”).

1.           Grant of Non-Qualified Stock Options.  The Company hereby grants to you a Non-Qualified Stock Option to purchase from the Company the number of shares of Stock set forth next to “Number of Shares Awarded” on Exhibit A (for purposes of this Agreement “Stock” means the Company’s class of Common Stock checked next to “Class of Shares Awarded” on Exhibit A), subject to the terms, conditions and provisions of The Finish Line, Inc. 2009 Incentive Plan (as amended, the “Plan”), which is incorporated herein by reference, and this Agreement. Except to the extent expressly provided herein, capitalized terms used in this Agreement shall have the same meaning ascribed thereto in the Plan. The Non-Qualified Stock Options are not intended to qualify as an incentive stock option pursuant to Section 422 of the Code.

2.           Grant and Exercise Price.  The Grant Date is the date set forth next to “Grant Date” on Exhibit A (the “Grant Date”). The exercise price of the Non-Qualified Stock Option is the price per share set forth next to “Non-Qualified Stock Option” and under the header “Exercise Price Per Share” on Exhibit A (the “Exercise Price”).

3.           Vesting.  You cannot exercise your Non-Qualified Stock Option and purchase the shares of Stock until your Non-Qualified Stock Option is “Vested,” which will occur as set forth under “Vesting Schedule” on Exhibit A (each date a Non-Qualified Stock Option becomes vested is the “Vesting Date”). Subject to the Plan and this Agreement, each Vested Non-Qualified Stock Option may be exercised and shares of Stock may be purchased, in whole or in part, beginning on the applicable Vesting Date and ending at 5:00 p.m. Indianapolis time on the date set forth next to “Non-Qualified Stock Option” under the header “Expiration Date of Award” on Exhibit A (the “Expiration Date”). The terms of the Plan shall govern the forfeiture and the expiration of the Non-Qualified Stock Options if you suffer a Termination of Employment at anytime on, prior to or after the Non-Qualified Stock Option becoming Vested. Notwithstanding the foregoing and notwithstanding anything to the contrary contained in the Plan,

(a)           In the event you suffer a Termination of Employment by reason of your Retirement (as hereinafter defined), then all unvested Non-Qualified Stock Options shall fully vest upon the date of such Termination of Employment due to Retirement and each vested Non-Qualified Stock Option shall terminate on the Expiration Date. “Retirement” means a Termination of Employment as a result of your resignation on or after you reach age 65 or prior to reaching age 65 if approved by the Company in its sole discretion. The Company shall have the sole right and authority to determine whether your Termination of Employment is a Retirement and such determination by the Company shall be final and binding on you.

(b)           In the event you suffer a Termination of Employment by reason of your death or your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months (“Permanent Disability”), then all unvested Non-Qualified Stock Options shall fully vest upon the date of such Termination of Employment due to death or Permanent Disability and each vested Non-Qualified Stock Option shall terminate on the earlier of the Expiration Date or 5:00 p.m. Indianapolis time on the date that is [twelve (12) months/two (2) years] after the date of such Termination of Employment due to death or Permanent Disability. You shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Company in such form and manner, and at such times, as the Company may require and you agree that any determination by the Company that you do or do not have a Permanent Disability shall be final and binding upon you.

(c)           In the event you suffer a Termination of Employment for Cause, then (i) the portion of each Non-Qualified Stock Option that has not Vested on or prior to the date of such Termination of Employment for Cause shall immediately terminate and (ii) the remaining vested portion of such Non-Qualified Stock Option shall terminate one (1) month from the date of such Termination of Employment for Cause unless on or at the date of such Termination of Employment for Cause the Company, in its sole discretion, determines that the Vested portion of such Non-Qualified Stock Option shall also terminate on the date of Termination of Employment for Cause. Any determination by the Company that you have been terminated for Cause shall be determined by the Company in its sole discretion and shall be final and binding on you.

(d)           In the event you suffer a Termination of Employment for any reason other than those enumerated in (a) through (c) of this Section 3, then (i) the portion of each Non-Qualified Stock Option that has not Vested on or prior to the date of such Termination of Employment shall immediately terminate and (ii) the remaining Vested portion of each Non-Qualified Stock Option shall terminate on the earlier of the applicable Expiration Date or 5:00 p.m. Indianapolis time on the date [ninety (90) days/two (2) years] after the date of such Termination of Employment.

(e)           Notwithstanding anything to the contrary in this Agreement in the case of a Non-Qualified Stock Option, if you shall die at any time after the Termination of Employment and prior to the date of termination of the applicable Non-Qualified Stock Option, then the remaining Vested but unexercised portion of the applicable Non-Qualified Stock Option shall terminate on the earlier of the Expiration Date or 5:00 p.m. Indianapolis time [one (1) year/two (2) years] after the date of death.

4.           No Shareholder Rights.  You shall not be entitled to vote, receive dividends or be deemed for any purpose the holder of any Stock and no Non-Qualified Stock Option or any interest therein may be sold, assigned, margined, transferred, encumbered, gifted, alienated, hypothecated, pledged or disposed of except by will or by the laws of descent and distribution, until the Non-Qualified Stock Option shall have been duly exercised to purchase such Stock in accordance with the provisions of this Agreement and the Plan and a certificate evidencing the Stock shall be issued by the Company, and all Non-Qualified Stock Options shall be exercisable during your lifetime only by you.

5.           Exercise and Issuance of Certificates.  You may exercise your Vested and non-expired Non-Qualified Stock Options, in whole or in part, by providing written notice of exercise on a form provided by the Committee to the Company. Such notice shall be accompanied by payment in full of the Exercise Price or by other means approved by the Committee in writing. As soon as practicable after an effective exercise and full payment of the Exercise Price in accordance with the terms of this Agreement and the Plan, the Company shall cause certificates for the appropriate number of shares of the Company’s Stock to be issued to you.

6.           Award Subject to Plan.  This Award of Non-Qualified Stock Options is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan as the same may be amended from time to time and the rules, guidelines and practices governing the Plan adopted by the Committee; provided, however, that no such amendment shall materially impair your rights under this Agreement without your consent. A copy of the Plan and the prospectus has been furnished to you. The Company shall, upon written request, send a copy of the Plan, in its then current form, and the prospectus, in its then current form, to you. In the event of any conflict between the terms, conditions and provisions of the Plan and this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

7.           Payment of Withholding Taxes.  If the Company becomes obligated to withhold an amount on account of any federal, state or local income tax imposed as a result of this Award of Non-Qualified Stock Options or the exercise of Non-Qualified Stock Options (such amount shall be referred to herein as the “Withholding Liability”), you agree to pay the Withholding Liability to the Company at such time and in such manner as is required by the Company. The obligations of the Company under the Plan and this Agreement shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to you.

8.           Notices.  All notices and other communications required or permitted to be given under the Plan or this Agreement shall be in writing or other form approved by the Committee and shall be deemed to have been duly given as follows (a) if to the Company mailed first class, postage prepaid 3308 North Mitthoeffer Road, Indianapolis, Indiana 46235 to the attention of the Secretary of the Company; or (b) if to you then delivered personally, mailed first class, postage prepaid at your last address known to the sender at the time the notice or other communication is sent or delivered, or by e-mail, interoffice mail, intranet or other means of office communication determined by the Committee.

9.           Stock Exchange Requirements; Applicable Laws.  You agree to comply with all laws, rules, and regulations applicable to the grant and vesting of each Award of Non-Qualified Stock Options and the sale or other disposition of Stock received pursuant to each

Award of Non-Qualified Stock Options, including, without limitation, compliance with the Company’s insider trading policies. The Stock you receive under the Plan will have been registered under the Securities Act of 1933, as amended (the “1933 Act”). If you are an “affiliate” of the Company, as that term is defined in Rule 144, promulgated pursuant to the 1933 Act (“Rule 144”), you may not sell the Stock received pursuant to an Award of Non-Qualified Stock Options except in compliance with Rule 144. Certificates representing Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Stock as the Company deems appropriate to comply with federal and state securities laws.

10.           No Employment or Continued Service Rights.  Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and you, or the contractual relationship between you and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and you. The Company or an Affiliate and you continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain you in its employ or service as a result of the Plan, this Agreement or the Award of Non-Qualified Stock Options. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate your employment or service as existed prior to you becoming a Participant in the Plan, entering into this Agreement or receiving the Award of Non-Qualified Stock Options.

11.           Governing Law and Venue.  This Agreement and the Award of Non-Qualified Stock Options granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Indiana, without regard to conflict of law principles thereof. In the event of litigation arising in connection with actions under this Agreement and/or the Award of Non-Qualified Stock Options, you agree that you shall submit to the jurisdiction of courts located in Marion County, Indiana, or to the federal district court that encompasses said county.

12.           Entire Agreement.  This Plan and this Agreement constitutes the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and this Agreement, the terms and conditions of this Plan shall control.

13.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

[Signature Page Immediately Follows]

In Witness Whereof, this The Finish Line, Inc. 2009 Incentive Plan Non-Qualified Stock Option Agreement is executed by the Parties on the Grant Date.

The Finish Line, Inc.

By:
Printed:
Title:

Accepted And Agreed to:

(Printed Name)

Exhibit A

Schedule of Award

The Finish Line, Inc.
2009 Incentive Plan

Participant Information:

(Participant Name)	(Participant Street Address, City, State and Zip Code)

Grant Date:

Number of Shares Awarded:

Class of Shares Awarded:	☐ Class A Shares	☐ Class B Shares

Type of Award	Exercise Price per Share	Expiration Date of Award
□ Incentive Stock Option	$
□ Non-Qualified Stock Option	$
□ Restricted Stock	N/A	N/A

Vesting Schedule: